UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 27, 2016

(Date of Earliest Event Reported: May 25, 2016)

Green Bancorp, Inc.

(Exact name of registrant as specified in its charter)

of incorporation)	Identification No.)
TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 275 - 8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

On May 25, 2016, Green Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.

Manuel J. Mehos, Stephen Eisenstein and Steven D. Lerner were elected as Class II directors to serve on the Board of Directors of the Company until the Company’s 2019 annual meeting of shareholders, each until their successors are duly elected and qualified or until their earlier resignation or removal.  The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
Manuel J. Mehos	24,692,342	304,820	5,730,496
Stephen Eisenstein	24,692,445	304,717	5,730,496
Steven D. Lerner	24,530,050	467,112	5,730,496

2.

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
30,689,598	21,528	16,532

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Bancorp, Inc.

Date: May 27, 2016	By:	/s/ John P. Durie
Name: John P. Durie
Title: Executive Vice President and Chief Financial Officer

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